NORTH CAROLINA                                                   LEASE AGREEMENT
WAKE COUNTY                                           SINGLE STORY FLEX BUILDING

         THIS LEASE AGREEMENT ("Lease"), made and entered into as of the

                            4th day of December, 1997
                                 by and between

                   SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP
                      hereinafter referred to as "Landlord,"

                                       AND:

                             S P Enterprises, Inc.
                            d/b/a Interactive Magic
                             -----------------------

                            a Maryland corporation
                      hereinafter referred to as "Tenant;"

                              STATEMENT OF PURPOSES

Landlord is the owner of Southport, an office, research and development and distribution park located in Wake County, North Carolina ("Property"). Landlord and Tenant have agreed that Landlord shall lease to Tenant and Tenant shall lease from Landlord certain space at 215 Southport Drive, Suites 1000-1400 and have agreed to enter into this Lease to evidence the terms and conditions of the leasing of space by Landlord to Tenant.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are mutually acknowledged, Landlord and Tenant hereby agree as follows:

                                    ARTICLE 1
                                BASIC PROVISIONS

SECTION 1.01 - THE DEMISED PREMISES

Subject in all respects to the terms, conditions, agreements and limitations of this Lease, the Landlord hereby leases to Tenant and Tenant hereby leases from (which is the total of (1) the area contained in the Demised Premises as measured from the centerline of all demising and exterior walls on Exhibit A below plus (2) the square footage set forth in Section 1.01.1 below relative to the Interior Hallway) Landlord the following described space, hereinafter referred to as the "Demised Premises":

Approximately Eighteen Thousand Four Hundred Fifty Two (18,452) RENTABLE SQUARE FEET of space located in the building located at 215 Southport Drive, Suites 1000-1400, (such building in the lot or lots in which is located collectively, hereinafter referred to as the "Building")

in Morrisville, Wake County, North Carolina. The location of the Demised Premises within the Building shall be as shown on EXHIBIT A attached hereto and hereby made a part hereof.

SECTION 1.01.1 - INTERIOR HALLWAY

Tenant shall have the non-exclusive right to use the Interior Hallway in common with all other tenants in the Building. The term Interior Hallway will mean the hallway described on Exhibit A attached hereto and hereby made a part hereof. Tenant's use of the Interior Hallway shall be subject to the rules and regulations set forth in Section 9.04 of this Lease. For purposes of determining the square footage in Section 1.01 above and Article 2 below, Four Hundred Two
(402) square feet of the Interior Hallway will be included as part of the Demised Premises for rent calculation purposes only.

SECTION 1.02 - TERM OF THE LEASE

Subject in all respects to the terms, limitations, conditions and agreements contained herein, the term of this Lease (herein referred to as the "Term") shall commence on the earlier of the date that the Tenant takes possession of any part of the Demised Premises which is expected to be

                            March 1, 1996

and shall terminate (unless extended as herein provided) at midnight on February 28, 2001.

Landlord and Tenant each agrees to sign a statement confirming the actual date on which the Term begins (herein referred to as the Commencement Date) as soon as it is determined.


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If Tenant remains in possession of the Demised Premises after the end of the
Term or any renewal or extension thereof with Landlord's consent but without a new lease reduced to writing and duly executed, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month-to-month only, but otherwise subject to all the covenants, conditions, and agreements of this Lease.

SECTION 1.03 - USE OF THE DEMISED PREMISES

Subject to the general limitations of Section 4.01 and to the terms, limitations, conditions and agreements contained herein, Tenant may use the Demised Premises for the following purposes but for none other without Landlord's prior written consent:

General offices, administration, research and development and distribution for a computer software company

SECTION 1.04 - MONTHLY MINIMUM RENT AND ADJUSTED MONTHLY MINIMUM RENT

Rents shall be payable as follows:

     For the initial partial month (if any) and next sixty (60) full months Thirteen Thousand Nine Hundred Sixty Two and 01/100 Dollars ($13,962.01) which is $9.08 PSF
             (hereinafter referred to as the "Monthly Minimum Rent")

Such Monthly Minimum Rent or the Adjusted Monthly Minimum Rents, together with any Additional Rents then due as specified in Article 2 of this Lease, shall be payable on or before the first day of each calendar month during the Term of this Lease.

If the Term commences on any day other than of the first day of a calendar month then, in addition to the Minimum Monthly Rent specified above, the Tenant shall pay for the initial partial month (being the period from the Commencement Date until the end of that month) a prorated Monthly Minimum Rent computed based upon the Monthly Minimum Rent specified above prorated for the number of days during such period.


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SECTION 1.05 - SECURITY DEPOSIT

Tenant hereby agrees to pay to Landlord with or prior to the execution of this Lease the sum of: Thirteen Thousand Nine Hundred Sixty Two and 01/100 DOLLARS ($13,962.01)
              (hereinafter referred to as the "Security Deposit"),

which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder. Such Security Deposit shall be held, applied and refunded in the manner and subject to the conditions hereinafter provided.

                                    ARTICLE 2
                                 ADDITIONAL RENT

SECTION 2.01 - COST OF LIVING INCREASE

Tenant agrees that at each Adjustment Date (as hereinafter defined) the Monthly Minimum Rent shall be adjusted based upon a Cost of Living Increase as and to the extent provided in this Section 2.01. The rents as so adjusted (referred to herein as the "Adjusted Monthly Minimum Rents") shall become the Monthly Minimum Rent for the month which includes the Adjustment Date and for each month thereafter until the Minimum Monthly Rent is again adjusted pursuant to this
Section 2.01.

The amount of the Cost of Living Increase under this Section 2.01 shall be based on changes in the Consumer Price Index for All Urban Consumers - U.S. City Average (1982-84=100), all items published by the Bureau of Labor Statistics, U.S. Department of Labor (the "Price Index").

The Adjustment Dates shall be the following:

     (a) The first day of the thirteenth (13th) month of the Term of this Lease, excluding the initial partial month, if any; and

     (b) the first day of the same calendar month of each subsequent year during the Term of this Lease and any renewals, extensions or hold over (tenant at will) periods following the first Adjustment Date, the intent being to provide for an annual evaluation of the Monthly Minimum Rents hereunder.

At each Adjustment Date, a fraction shall be computed, the denominator of which is the Price Index for the month which is fifteen (15) months prior to the Adjustment Date and the numerator of which is said Price Index for the calendar month which is three (3) months prior to the Adjustment Date. If the fraction so computed is greater than one (1.00), the Monthly Minimum Rent (or if there has been a prior adjustment, the Adjusted Monthly Minimum Rent then required to be paid hereunder) shall be multiplied by such fraction to determine the new Adjusted Monthly Minimum Rent. If the fraction so computed at any Adjustment Date is less than one (1.00), there shall be no adjustment under this Section
2.01 and the Tenant shall continue to pay the Monthly Minimum Rents then being paid until the next Adjustment Date at which time the Monthly Minimum Rents shall be again evaluated under this Section 2.01 and, if appropriate, adjusted hereunder.In the event the Price Index is discontinued or ceases to be published, Landlord will designate a comparable index reflecting changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency, bank or financial institution or any other recognized authority and in such event the designated index shall thereafter be the Price Index.


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SECTION 2.02 - SHARE OF DIRECT EXPENSES

The Tenant agrees to pay to Landlord, as Additional Rent, each year, Tenant's proportionate share of any Direct Expenses incurred by or accrued as an expense of Landlord or its agents on account of the operation or maintenance of the Building and all appurtenances thereto and including a portion of any charges attributable to Common Areas, as hereinafter defined, and an allocable portion of any and all other charges incurred by or accrued as an expense of Landlord in connection with the operation or maintenance of the Building; provided, however in the cases of expenses which benefit portions of Southport Business Park other than the Building, the portion allocated to the Building shall be based upon sound accounting principles adopted by the Landlord for the purpose of making a reasonable allocation.

Tenant's proportionate share of the total of all Direct Expenses allocable to the Building shall be calculated by dividing the total square feet of the Demised Premises stated at Section 1.01 hereof by an amount which is equal to the total net rentable square feet of the Building. It is agreed that the net rentable square feet of the Building is Sixty Three Thousand Seven Hundred and Forty Four (63,744) SQUARE FEET.

Notwithstanding the foregoing, in the event the usage of any utility, equipment or other Direct Expense by Tenant shall be determined by Landlord to be disproportionate to the amount of space leased by Tenant, the Landlord reserves the right to make an allocation of such Direct Expense to Tenant based upon actual usage by Tenant, as determined by Landlord in its sole discretion. Tenant agrees to pay such specially allocated amount in the event Landlord determines such usage is disproportionate and so advises Tenant.

The term "Direct Expense" as used herein, shall include all direct costs of operation and maintenance as determined by Generally Accepted Accounting Principles (GAAP) and shall include without limitation the following: building supplies; ad valorem real property taxes and other governmental charges; utility and service charges attributable to Common Areas or paid by Landlord; property, casualty, liability and other insurance premiums; repairs, maintenance and service contracts for the Building, Common Areas and all related mechanical equipment; property management charges; grounds maintenance, security, removal of snow and ice, parking maintenance and striping, landscaping; and all other similar costs and expenses.

If the State of North Carolina or any political subdivision thereof or any governmental or quasi-governmental authority having jurisdiction over the Building, should specifically impose a tax, assessment charge or fee or specifically increase a then existing tax assessment, charge or fee, which Landlord shall be required to pay, either by way of substituting for said real estate taxes or assessed against the Building, or in addition thereto, or impose an income or franchise tax or tax on rents in substitution for a general tax levied against the Building or in addition thereto, such taxes, assessments, charges or fees shall be deemed to constitute a real property tax hereunder to the extent said taxes are in substitution therefore or in addition thereto. A copy of tax bills or assessment bills submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of taxes and/or assessments levied or assessed against the property to which such bill relates. Landlord's reasonable expenditures for attorney's fees, appraiser's fees, consultant's fees and other costs incurred during the Term of this Lease without regard to the tax year involved, in any efforts by Landlord to minimize ad valorem personal and real property taxes, and other governmental charges, which rights are reserved to Landlord, shall be included in the definition of ad valorem real property taxes and other governmental charges for the purposes


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of this Section. If Landlord should receive a refund of any such taxes or charges, the Tenant will share proportionately in same, after deduction for all of Landlord's expenses in obtaining any such refund. Landlord's and Tenant's obligations under this Section shall survive the expiration of the Term of this Lease.

The term "Direct Expense" shall not include any income tax of Landlord, any depreciation on the Building or any depreciation on equipment therein, interest, or real estate broker's commission for any sale or for securing the execution of any Lease.

SECTION 2.03 - ADDITIONAL RENT - CERTAIN TAXES

Tenant shall further pay as Additional Rent any sales or use tax imposed on rents due from Tenant (other than City, State or Federal Income Tax), and to the fullest extent lawful; any tax or rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same.

SECTION 2.04 - NOTICE

Landlord shall from time to time send to Tenant, in writing, a statement of the amount of any Additional Rent plus any applicable sales or use taxes payable by Tenant under Sections 2.01, 2.02, or 2.03 hereof.

SECTION 2.05 - PAYMENT IN ADVANCE

Tenant shall pay to Landlord each month, one twelfth (1/12) of the amounts, if any, reasonably computed by Landlord to be Tenant's anticipated annual charges for Additional Rents, in anticipation of Additional Rents due for the then current calendar year and all such monthly payments shall be applied to Tenant's Additional Rent for the then current calendar year.

SECTION 2.06 - PAYMENT OF RENTS, LATE PAYMENT, NON-PAID CHECK

All rents shall be paid at the address from time to time specified by Landlord by written notice to Tenant. The covenant of Tenant to pay rents is and shall be independent of any and all other covenants of this Lease and all rents shall be payable when due without prior notice or demand and without offset or deduction whatsoever, in legal tender of the United States of America for the payment of public or private debts.

In addition to such remedies as may be provided under Article 12, Default by Tenant and Landlord's Remedies, Landlord shall be entitled to, as further Additional Rent, a late charge of two (2%) per cent of any amount due hereunder, if not received within five(5) days of when due, and a charge of two (2%) per cent of any amount due hereunder, for any check given by Tenant not paid when first presented to the financial institution on which the check is drawn. In addition, in the event the Tenant fails to pay any amount due hereunder including, but not limited to any Monthly Minimum Rent, Adjusted Monthly Minimum Rent, Additional Rents, or other monetary payment as and when provided in this Lease (which shall include a failure to pay by reason of the failure to honor any check), the Tenant shall pay to the Landlord as Additional Rent, interest daily at the annual rate of four (4%) per cent in excess of the prime interest rate from time to time in effect, by CitiBank N.A., New York, New York. Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.


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


SECTION 2.07 - OTHER CHARGES TO BE TREATED AS RENTS

All charges, costs and sums required to be paid by Tenant to Landlord hereunder shall be considered Additional Rent and shall be collectible by and with the same rights held by the Landlord for the collection of rents.

                                    ARTICLE 3
                                LANDLORD'S WORK

SECTION 3.01 - TENANT'S ACCEPTANCE OF PREMISES

Tenant represents to the Landlord that it has examined and inspected the Demised Premises and finds them to be as represented by the Landlord and satisfactory for Tenant's intended use. Tenant hereby accepts the Demised Premises "as is" except for Landlord's Work, if any, listed in EXHIBIT B.

SECTION 3.02 - SCOPE OF LANDLORD'S WORK

Landlord shall, at its own expense, perform the additional work described as "Landlord's Work" in EXHIBIT B attached hereto and made a part hereof. Notwithstanding the foregoing, Tenant agrees to pay Landlord $5,000 toward the costs incurred for the private executive restroom. Such additional costs shall be paid by Tenant within thirty (30) days of receipt of bill from Landlord. It is expressly understood and agreed that Landlord's obligation with respect to construction of the Demised Premises shall be limited to the scope of work described as Landlord's Work in EXHIBIT B and shall in no event include any work not described on EXHIBIT B and shall not include the performance, procurement and/or installation of any other work, fixtures or equipment. All Landlord's Work shall constitute improvements to the Demised Premises and shall remain upon expiration of the Term of the Lease.

SECTION 3.03 - NOTICE OF COMPLETION OF LANDLORD'S WORK

Landlord shall notify Tenant upon completion of Landlord's Work. The Demised Premises shall be deemed "ready for occupancy" under the terms of this Lease if Landlord has substantially completed its work in accordance with EXHIBIT B attached hereto, which can be accomplished prior to and independently of any construction or installation required to be performed by Tenant. The occupancy and use of the additional improvements by the Tenant shall be deemed conclusive evidence that Landlord's Work has been substantially completed in accordance with EXHIBIT B.

The failure by Tenant to give notice within thirty (30) days of the delivery of possession of the Demised Premises specifying in detail those items of Landlord's Work which are not then complete shall be deemed conclusive evidence that Tenant has accepted the Demised Premises with all items of Landlord's Work completed.

SECTION 3.04 - LATEST COMPLETION DATE

The Landlord shall exercise reasonable care to cause the Landlord's Work at the Demised Premises to be substantially complete on or prior to the Latest Completion Date. The parties confirm and agree that the completion of Landlord's Work may be delayed for reasons beyond the Landlord's control, Force Majeure, and hereby agree that the Latest Completion Date shall automatically be extended if and to the extent that any delays are encountered which are not within the control of the Landlord. Notwithstanding the foregoing, in the event Landlord's Work is not completed within FORTY FIVE (45) days following the Latest Completion Date, then this Lease Agreement shall automatically become null and void and neither party hereto shall have any further rights or obligations hereunder. Under no circumstances shall Landlord be liable to Tenant for any damages including, but not limited to direct, indirect, and consequential or incidental damages, which may be caused by any delay in commencing or completing its construction of the Demised Premises or for a total failure to complete same.


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                                    ARTICLE 4
                        USE OF THE PROPERTY BY THE TENANT

SECTION 4.01 - USE GENERALLY

Tenant may use the Demised Premises for the purposes stated in Section 1.03 hereof but for none other without Landlord's prior written consent, provided, however, notwithstanding the generality of the foregoing, in no event shall Tenant make any use of the Demised Premises, the Building or the Common Areas which is in violation of any applicable laws, ordinances, statutes, rules or regulations affecting the Demised Premises, the Building or the Common Areas, including without limitation general rules and regulations proscribed from time to time by Landlord for the use of the Demised Premises, the Building or the Common Areas and restrictions with respect to employee parking in designated employee parking areas as may be developed from time to time by Landlord and delivered to Tenant or posted on the Building insofar as they might relate to Tenant's use and occupancy of the Demised Premises, nor may Tenant make any use of the Demised Premises not permitted by any present or future lawful restrictive covenants which apply to the Demised Premises, or which is or might constitute a nuisance, or which increases the property, casualty or other insurance premiums (or makes any such insurance unavailable to Landlord or other tenants) on the Building.

Tenant shall not permit its agents, employees, or invitees to place excessive loads on the parking lots and drives.

Tenant shall not permit its agents, employees, or invitees to place excessive loads on the floors of the Buildings, the maximum load shall not exceed Eight Hundred (800) pounds per square foot.

The Tenant hereby agrees that it will hold Landlord harmless from loss, cost or expense resulting from or occasioned by Tenant's use of the Demised Premises, the Common Areas or other portions of Southport Business Park, whether caused by Tenant or by its agents, servants, employees, independent contractors, invitees or licensees, including, without limitations, any and all claims against, and any and all liabilities, loss, cost or expense, incurred by the Landlord and arising out of or in any way connected with the application to the Demised Premises of any current or future legislation relating to the presence of any oil, hazardous substances, or waste materials upon the Demised Premises, the Building, or other Common Areas. Tenant shall maintain and care for its personal property on the Demised Premises, insure the same and shall neither have nor make any claim against Landlord for any loss or damage to the same.

Tenant may not allow any animals in the Demised Premises or on the Property. Tenant may not allow unusual odors, noise, vibration, or dust to emanate from the Demised Premises. No cooking is allowed in the Demised Premises other than by household type microwave.

SECTION 4.02 HAZARDOUS WASTE AND RELATED MATTERS

The Tenant shall not permit any violation to exist with respect to the Demised Premises, Building, or Property under any federal, state or local laws, rules and regulations now or hereafter in effect with respect to oil, hazardous wastes or hazardous materials, or toxic substances, or the release or disposal thereof. Tenant shall not use all or any portion of the Demised Premises, Building, or Property for the generation, storage, treatment, use of disposal of any substance for which a license or permit is required by North Carolina or Federal Laws, without the prior written consent of the Landlord. Without limitation express or implied upon any other requirements of this Lease, the Tenant shall pay all such sums and take all such actions as may be required to avoid or discharge the imposition of any lien on the Demised Premises Building, or Property under North Carolina Laws, or applicable federal law as the same may be amended from time to time, and the Tenant shall indemnify and save harmless the Landlord from any and all liens, claims, liabilities and expenses, including without limitation attorneys' fees incurred or suffered by the Landlord by virtue of the provisions thereof as applied to the Demised Premises, Building, or Property.

     (a)  The Tenant shall not:

         (i) generate (except with the proper written consent of the Landlord and in compliance with all laws, ordinances, and regulations pertaining thereto), or dispose of any hazardous material or oil on the Demised Premises, Building or Property.

         (ii) store (except with the prior written consent of Landlord and in compliance with all laws, ordinances, and regulations pertaining thereto), or dispose of any hazardous material or oil on the Demised Premises, Building or Property

         (iii) directly or indirectly transport or arrange for the transport of any hazardous material or oil (except with the prior written consent of the Landlord and in compliance with all laws, ordinances, and regulations pertaining thereto); on the Demised Premises, Building or Property.

     (b) The Tenant shall indemnify, defend, and hold the Landlord harmless of and from any claim brought or threatened against the Landlord by the Tenant, any guarantor or endorser of the obligation of Tenant, or any governmental agency or authority or any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the presence of hazardous material or oil on the Demised Premises, Building or Property, or the failure by the Tenant to comply with the terms and provisions hereof. This indemnification shall survive any termination of this Lease.

Failure of Tenant to comply with this Section 4.02 of the Lease shall be an Event of Default under this Lease.

SECTION 4.03 - PAYMENT FOR UTILITIES FOR DEMISED PREMISES

Tenant shall pay promptly and before any delinquency for nonpayment all charges for utilities serving the Demised Premises, including without limitation, electricity, gas, telephone, and/or oil bills. In the event that any utilities are not separately metered for Tenant, Tenant shall pay its proper pro-rata portion of such utilities in common with others using such utilities off the same meter as provided in Section 2.02. On request of Landlord or Tenant, Tenant's use of any particular utility shall be determined by appropriate survey of Tenant's equipment, by monitoring of submeters, or other method fairly evaluating Tenant's use, and after such determination, Tenant's charges for utilities uses surveyed shall be adjusted in accordance with such determinations. In the event Tenant's use of any utilities on a common meter are irregular or disproportionate, either Landlord or Tenant shall have the option as to future charges to have installed at its expense separate meters for the utilities in question.


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                                    ARTICLE 5
                      REPAIRS AND MAINTENANCE BY THE TENANT

SECTION 5.01 - REPAIRS AND MAINTENANCE

Tenant shall maintain, repair, or replace, (and so deliver at the end of the Lease) each and every part of the Demised Premises, including without limitation, all glass, doorways and doors, interior walls, interior ceilings, interior floors, plumbing, electrical, HVAC, and all equipment located within the Demised Premises, in first class repair and condition, and shall make at Tenant's sole cost and expense such replacements, restorations, renewals or repairs, in quality equivalent to the original work replaced, as may be required to so maintain the same, ordinary wear and tear only excepted. Equipment servicing the Demised Premises that is located outside the Demised Premises, shall be maintained by Tenant, if it was installed by the Tenant or by the Landlord as part of Landlord's Work (e.g. HVAC equipment located on the roof). Tenant, however, shall make no exterior or interior alterations, other than as required pursuant to Tenant's obligations to make repairs and maintain the Demised Premises, without Landlord's prior written consent, and in any case, all work performed by Tenant shall be done in a good and workmanlike manner, and so as not to disturb or inconvenience other Tenants in the Building. Tenant shall not at any time permit any work to be performed on the Demised Premises except by duly licensed contractors or artisans, each of whom must carry general public liability insurance, in such amounts as are reasonably directed by Landlord and under which Landlord is an additional insured, certificates of which shall be furnished Landlord. At no time may Tenant do any work that results in a claim of lien against Landlord, and if requested by Landlord on termination of the Lease or vacation of the Demised Premises by Tenant, Tenant shall restore at Tenant's sole expense the Demised Premises to the same condition as existed at the completion of work described in EXHIBIT B, ordinary wear and tear only excepted. Landlord, however, may elect to require Tenant to leave alterations performed by Tenant.

                                    ARTICLE 6
                REPAIRS MAINTENANCE AND SERVICES BY THE LANDLORD

SECTION 6.01 - SERVICES TO THE DEMISED PREMISES

Landlord shall, subject to interruptions beyond his control and to the scheduling of repairs by providers of such services, cause to be furnished to the Demised Premises in common with other Tenants, the following connections: water and sewer connections, telephone line connections providing access to the local public telephone company, normal electrical connections, and natural gas connections.

SECTION 6.02 - LANDLORD'S REPAIRS

Landlord will be responsible for keeping the foundations, water mains, sewer and sprinkler lines, roof and structural portions of the exterior roof and walls of the Demised Premises in good order and repair. Landlord shall not, however, be responsible for any repairs occasioned by reasons of the acts of Tenant, its employees, agents, invitees, licensees, contractors or other agents. Tenant agrees to give Landlord written notice of the necessity for any repairs required to be made by Landlord, and Landlord shall have a reasonable period of time thereafter to make such repairs.

                                    ARTICLE 7
                                  COMMON AREAS

SECTION 7.01 - DEFINITION OF COMMON AREAS

For purpose of this Lease, the term "Common Areas" shall mean all areas, improvements, space, equipment and special services in or adjacent to the Building provided by Landlord for the common or joint use and benefit of tenants, customers, and other invitees, including without limitation any existing or future entrance ways, exits, roads, parking lots, walkways and other common spaces in the Property from time to time designated as Common Areas by the Landlord.

SECTION 7.02 - USE OF COMMON AREAS

Provided Tenant is not in default under this Lease, Tenant shall be entitled to use, in common with others entitled thereto, so much of the Common Areas as may be designated from time to time by the Landlord, subject, however to the terms and conditions of this Lease and to such rules and regulations for the use thereof as may be proscribed from time to time by Landlord.

SECTION 7.03 - CHANGES AND ALTERATIONS OF COMMON AREAS

The Landlord reserves the rights, at any time and from time to time to increase or decrease the size of and to alter the configuration of the Common Areas. In the event of any such change or alteration, Landlord shall not be liable to Tenant therefore, and Tenant shall not be entitled to any compensation or diminution or abatement of Monthly Minimum Rent, nor shall such diminution or alteration of the Common Areas be considered a constructive or actual eviction.

                                    ARTICLE 8
                             INSURANCE AND INDEMNITY

SECTION 8.01 - INSURANCE ON THE BUILDING AND CERTAIN IMPROVEMENTS

During the Term of this Lease and any extensions or renewals thereof, the Landlord shall maintain property and casualty insurance on the Building and on so much of the upfit and additional real and personal property improvements and appurtenances thereto as shall be installed by or at the expense of Landlord and constitute the property of Landlord. Such insurance shall be maintained in an amount, not to exceed the replacement cost thereof, and shall provide fire and extended peril coverage and coverage against such further and additional perils, as Landlord shall from time to time determine in its sole discretion to be appropriate.

The amount of any insurance premiums incurred by or accrued as an expense of Landlord in securing such coverage shall constitute a direct expense within the meaning of Section 2.02 hereof and the Tenant shall pay its allocable portion of such cost as a part of the Direct Expenses allocated to Tenant in the manner provided in Section 2.02.

SECTION 8.02 - TENANT'S PUBLIC LIABILITY INSURANCE

Tenant shall, at all times during the Term hereof, at its sole cost and expense, procure and maintain in force and effect a policy or policies of comprehensive public liability insurance issued by a company or companies from time to time approved by Landlord which companies must be authorized to transact business in North Carolina. Such policy or policies shall insure, under valid and enforceable policies against loss, damage or liability for injury to or death of persons and loss or damage to property occurring from any cause whatsoever in, upon or about the Demised Premises including any adjoining sidewalks, passageways, parking areas, driveways and other Common Areas. Such policies of liability insurance shall name Landlord and its designated property manager as an additional insured and shall be in amounts and afford coverage against perils all as is reasonably required from time to time by Landlord. Coverage shall initially be in the single limit amount of ONE MILLION DOLLARS ($1,000,000.00).

SECTION 8.03 - INSURANCE RATING

Tenant will not conduct, or permit to be conducted, any activity, will not place any equipment or materials in or about the Demised Premises, Building, or Property, and will not take nor allow its employees, agents, or invitees to take any action which will, in any way, violate any requirement of Landlord's insurance policies or which will increase the rate of property, casualty, liability or other insurance on the Demised Premises or on the Building or their operation, or which makes any property, casualty, liability or other insurance on the Demised Premises or Building unavailable to Landlord from companies acceptable to the Landlord. However, in the event the Tenant shall take any such action then, in addition to and not in limitation of any other rights pursuant to this Lease, the Landlord may require the Tenant, upon demand, to separately pay or reimburse to Landlord the amount of any increased insurance premiums attributable to such action which are in excess of those charged at the Commencement Date, resulting from such activity. Landlord shall give Tenant written notice of such proposed increase and shall give Tenant thirty (30) days to take corrective action.

SECTION 8.04 - POLICIES OR CERTIFICATES OF INSURANCE

Tenant will furnish the Landlord prior to the delivery of the Demised Premises to Tenant, and thereafter not fewer than thirty (30) days prior to the expiration date of any expiring policies, certified copies of policies or certificates of insurance bearing notations evidencing the payment of premiums and evidencing the insurance coverage required to be carried by Tenant. Each policy and certificate shall contain an endorsement or provision requiring not fewer than thirty (30) days written notice to Landlord prior to the cancellation, diminution in the perils insured against or reduction of the amount of coverage of the particular policy in question.

SECTION 8.05 - INSURANCE OF TENANT'S PROPERTY

Tenant hereby acknowledges and agrees that it will secure and maintain insurance upon its fixtures, trade fixture, personal property and any and all other property of the Tenant or of any third parties which may from time to time be stored or maintained in, on or around the Demised Premises and Building. Such insurance shall be maintained in such amounts as shall be necessary to cover the replacement cost thereof.

All such policies shall include a waiver of subrogation of any and all claims against the Landlord. The Tenant hereby agrees that it will look solely to its insurance policies for recovery of any loss for any such property and further confirms and agrees that in no event will it make any claim against the Landlord for any loss to any such property and that it will indemnify and hold the Landlord harmless from and against any claim arising out of its failure to maintain such insurance.

SECTION 8.06 - WAIVER OF SUBROGATION

Landlord hereby releases Tenant, but only to the extent of Landlord's insurance coverage, from any liability for loss or damage caused by fire or any of the extended coverage perils included in Landlord's insurance policies covering the Demised Premises and Building even if the insured peril shall be brought about by the default, negligence or other action of the Tenant, its agents, employees; provided, this release shall be in effect only with respect to an insured loss and only so long as Landlord's policy applicable to such loss shall contain a clause to the effect that this release shall not affect the right of Landlord to recover under such policy. Landlord does not waive and hereby reserves the right to obtain compensation from Tenant occasioned by a loss for which insurance coverage was not then available under commercially available insurance policies at commercially reasonable rates.

Tenant hereby releases Landlord, but only to the extent of Tenant's insurance coverage, from any liability for loss or damage caused by fire or any of the extended coverage perils included in Tenant's insurance policies covering any property of Tenant stored at the Demised Premises and Building even if the insured peril shall be brought about by the default, negligence or other action of the Landlord, its agents, employees or any of them; provided, this release shall be in effect only with respect to an insured loss and only so long as Tenant's policy applicable to such loss shall contain a clause to the effect that this release shall not affect the right of Tenant to recover under such policy.

SECTION 8.07 - INDEMNIFICATION

Tenant will indemnify and hold the Landlord harmless from any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury, or damage to property arising from or out of any occurrence in, upon or at the Demised Premises or out of the occupancy or use by Tenant of the Demised Premises or Building or any part thereof, and occasioned wholly or in part by an act or omission of Tenant, its subtenants, concessionaires, agents, contractors, employees, invitees, or licensees, or any one or more of them, including reasonable attorney's fees, incurred by or accrued as an expense of Landlord in defending any such claim or action. If the loss of life, personal injury, or damage to property as aforesaid is occasioned in part by Tenant, Tenant's liability shall be pro rata to the degree that its aforementioned actions occasioned such loss of life, personal injury or damage to property.

SECTION 8.08 - NOTIFICATION

Tenant agrees to give Landlord prompt notice of any accidents or occurrences subject to the provisions of this Article 8.

                                    ARTICLE 9
                           LANDLORD'S RESERVED RIGHTS

SECTION 9.01 - ALTERATIONS AND ADDITIONS TO BUILDINGS AND SITE

Landlord hereby reserves the right at any time and from time to time to make alterations or additions to, and build additions on the Building and to build adjoining the same, and to install, maintain, use and repair and replace pipes, ducts, conduits and wires leading through the Demised Premises in locations serving other parts of the Building which will not materially interfere with Tenant's use of the Demised Premises. Landlord also reserves the right to construct other buildings or improvements from time to time and to make alterations thereof or additions thereto and to build additional stories on any such Building or buildings and to build adjoining same and to construct such parking facilities as may be necessary or desirable.

It is understood and agreed that the description of the Demised Premises as set forth in EXHIBIT A hereof and the location of the Demised Premises in the Building hereof shall be subject to such changes as may be certified by Landlord's architect as necessary for engineering or architectural purposes for the construction of the improvements to be constructed thereon, so long as such changes do not materially change the Demised Premises or adversely affect access to the Demised Premises. Any such changes so certified shall not invalidate this Lease and the description and location of the Demised Premises shall be deemed to have been expressly modified and amended herein in accordance with such changes.

SECTION 9.02 - RELOCATION OF TENANT

The Landlord shall have the right from time to time during the Term to relocate the Demised Premises from their present location within the Building to another location within the Property having at least the same floor area of comparable quality as that of the Demised Premises, provided that the Landlord gives the Tenant written notice of the Landlord's intention to do so at least ninety (90) days before undertaking such relocation. The Landlord shall pay all reasonable moving costs incurred by Tenant in connection with such move. Tenant agrees to provide an estimate of such moving costs within two (2) weeks of notification by Landlord. Upon the completion of such relocation, this Lease shall automatically cease to cover the space constituting the Demised Premises immediately before such relocation, and shall automatically thereafter cover the space to which the Demised Premises have been relocated, as aforesaid, all on the same terms and subject to the same conditions as those set forth in the provisions of this Lease as in effect immediately before such relocation, and all without the necessity of further action by either party hereto; provided, that each party hereto shall, promptly upon its receipt of a written request therefore from the other, enter into such amendment of this Lease as the requesting party considers reasonably necessary to move Tenant.

SECTION 9.03 - ACCESS TO DEMISED PREMISES

Landlord shall have the right, either itself or through its authorized agents, to enter the Demised Premises at all reasonable times, to examine the same, to show them to prospective tenants for other spaces in the Building or for the Demised Premises, to allow inspection by mortgagees, and to make such repairs, alterations or changes as Landlord deems necessary. In case of emergency, Landlord or Landlord's authorized agent may access the Demised Premises at any time without any liability to the Tenant. Tenant, its agents, employees, invitees, and guests, shall have the right of ingress and egress to common and public areas of the Building, provided Landlord by reasonable regulation may control such access for the comfort, convenience and protection of all tenants in the Building.

Tenant agrees to provide Landlord with one (1) key to each lock in the Demised Premises.

SECTION 9.04 - LANDLORD'S RULES AND REGULATIONS

Landlord reserves the right to establish (and change from time to time) regulations it deems appropriate for the common use and benefit of all tenants, with which regulations Tenant shall comply. Landlord may sell the Building without affecting the obligations of Tenant hereunder.

SECTION 9.05 - WINDOW TREATMENTS, SIGNS, AND EXTERIOR APPEARANCE

Tenant may not erect, install, or display any sign, advertising material, or window treatment on any wall or window surface of the Demised Premises visible from the exterior or on the Building, without the prior written consent of the Landlord. Landlord will not approve any signs, advertising material or window treatments which, in the sole discretion of the Landlord, are detrimental to a consistent and well maintained external appearance of the Building, Property or the Common Area. Landlord shall furnish, install, and maintain an individualized Tenant identification sign, built to Landlord's specifications, on the facade of the Building. Owner reserves the right, at any time, to change the name by which the Property is designated.

SECTION 9.06 - LANDLORD'S PERFORMANCE OF TENANT'S OBLIGATIONS

In the event the Tenant shall fail to discharge any duties and obligations hereunder imposed upon Tenant, the Landlord shall have the right, but not the obligation, to perform such duties or obligations and, in such event, the Landlord and its agents shall be entitled to receive as reimbursement from the Tenant, upon demand, an amount equal to One Hundred Twenty Percent (120%) of the total of all costs and expenses. Landlord shall provide written notice to Tenant before performing such action and shall specify a reasonable period of time for Tenant to take corrective action. Any such reimbursement and charge shall constitute Additional Rents hereunder.

                                   ARTICLE 10
                            FINANCING AND REFINANCING

SECTION 10.1 - SUBORDINATION - ATTORNMENT

This Lease shall be deemed subject and subordinate to any mortgage which may heretofore or hereafter be executed by Landlord covering the Building and land upon which the Building is located, and to all renewals, modifications or extensions thereof. The Landlord's interest in this Lease may be assigned as security for any financing now or hereafter required by Landlord. In the event any proceedings are brought or notice given by any assignee for foreclosure of any mortgage on the Building or for the exercise of any rights pursuant to any mortgage or assignment, upon demand, Tenant will attorn to the mortgagee, assignee or purchaser at a foreclosure sale as the case may be and will recognize such assignee, mortgagee or purchaser as Landlord, providing such assignee, mortgagee or purchaser agrees not to disturb Tenant's possession so long as Tenant is not in default under the terms of this Lease. In the event that Tenant refuses to or does not respond to Landlords written request to execute any documents required by any mortgagee, assignee or purchaser as aforesaid within ten calendar days, then Landlord shall, without any further action required on the part of the Tenant, be empowered as Tenant's attorney-in-fact to deliver such documentation.

SECTION 10.2 - ESTOPPEL CERTIFICATE

Tenant will furnish to Landlord and/or to the holder of any mortgage from time to time encumbering the Demised Premises, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgment that (or the extent to which) the Lease is in full force and effect, that Landlord is in compliance with its respective obligations thereunder, and that Tenant has no offsets or claims against Landlord. Tenant agrees to execute and deliver within ten (10) days after receipt thereof, an instrument of estoppel in the form or substantially in the form annexed hereto as Exhibit D. Tenant hereby appoints Landlord as its true and lawful attorney to execute for and on behalf of Tenant the foregoing instrument of estoppel in the event Tenant does not execute and return the same within ten (10) days after its receipt of such instrument.

SECTION 10.03 - CERTAIN CHANGES FOR FINANCING

If Landlord seeks a loan on the Demised Premises, Building or Property and the proposed mortgagee requires as a condition of making the loan that this Lease be modified, Tenant agrees to enter into such modification agreement providing that the same does not increase the charges to Tenant, does not vary the areas demised, does not change the Term of Tenant's Lease and does not materially increase or vary Tenant's obligations, duties or covenants under this Lease.

                                   ARTICLE 11
                           DESTRUCTION OR CONDEMNATION

SECTION 11.01 - DESTRUCTION OF PREMISES

If the Demised Premises are totally destroyed by fire or other casualty not resulting from the wrongful or negligent act of Tenant, either Landlord or Tenant may by written notice, given not later than thirty (30) days after the date of such total destruction, terminate this Lease, in which event rent paid for the period beyond the date of destruction shall be refunded to Tenant. If there is not total destruction and Tenant reasonably is required to close operation during repairs, rent shall abate while so closed, but if Tenant is able to continue its operations during repairs, rent shall be adjusted and prorated in the proportion which the area of unusable leased space bears to the total Demised Premises, providing that Landlord shall not in such case have any liability for losses claimed by Tenant. However, if: (i) the damages are such that Landlord concludes that restoration cannot be completed within one hundred and fifty (150) days; or (ii) less than ten percent (10%) of the Lease Term Remains; or (iii) in Landlord's judgment, the cost of restoration will exceed the amount of one (1) years minimum rent; or (iv) insurance carried by Landlord is insufficient to restore the Premises, Landlord may at its option terminate this Lease. If the Demised Premises are damaged by cause due to fault or neglect of Tenant, its agents, employees, invitees, or licensees, there shall be no apportionment or abatement of rent. Landlord shall not be required to restore fixtures or improvements made or owned by Tenant that were not part of Landlord's Work or subsequently constructed in the Demised Premises by Landlord as part of the Lease terms.

SECTION 11.02 - CONDEMNATION

If the whole or more than twenty (20%) per cent of the Demised Premises is taken by any governmental agency or corporation vested with the right of exercise of eminent domain, whether such taking be effected by Court action or by settlement with the agency exercising or threatening to exercise such power and if the property so taken renders the remainder of the Demised Premises unfit for the use thereof by Tenant, then Tenant shall have the option to terminate this Lease, which option must be exercised by notice in writing, received by Landlord within sixty (60) days of such taking. If the Tenant shall not elect to terminate, or if the taking does not interfere with Tenant's use of the Demised Premises to the extent Tenant does not have an option to terminate, there shall be an adjustment of all rents reflecting on a pro-rata basis any reduction in the Demised Premises.

If the whole of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Term of the Lease shall cease and terminate as of the date of title vesting in such public or quasi public entity and all rents shall be paid up to that date and Tenant shall have no claim against Landlord nor the condemning authority for the value of any unexpired Term of this Lease. In the event of a partial taking or condemnation which is not extensive enough to render the Demised Premises unsuitable for the business of the Tenant, the Landlord shall promptly restore the Demised Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect with the rents proportionally adjusted.

If the whole, or a substantial part, as determined by Landlord in its sole discretion, of the common parking areas shall be acquired or condemned as aforesaid, then the term of this Lease shall cease and terminate as of the date of title vesting in such public or quasi public entity unless Landlord shall take immediate steps to provide other suitable parking facilities. In the event that Landlord shall provide such other parking facilities, then this Lease shall continue in full force and effect without any reduction or abatement of rent.

In the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right to claim to any part thereof. Although all damages in the event of any condemnation are to belong to the Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

                                   ARTICLE 12
                    DEFAULT BY TENANT AND LANDLORD'S REMEDIES

SECTION 12.01 - EVENTS OF DEFAULT

For purposes of this Lease, the occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

     (a) Tenant fails to pay any Monthly Minimum Rent, Adjusted Monthly Minimum Rent, Additional Rents or other monetary payments as and when provided in this Lease; or

     (b) Tenant breaches any other covenant, term, condition agreement or obligation herein set forth and shall fail to cure such breach within ten (10) days after written notice; provided if Tenant commences a cure within such ten (10) day period and diligently and in good faith continues to effect said cure, the Landlord shall extend the period of time to cure same;

     (c) The commencement in any court or tribunal of any proceeding, voluntary or involuntary, to declare Tenant insolvent or unable to pay its debts as and when due;

     (d) The assignment by Tenant of all or any part of its property or assets for the benefit of creditors;

     (e) The levy or execution, attachment, or taking of property, assets, or the leasehold interest of Tenant by process of law or otherwise in satisfaction of any judgment, debt, or claim;

     (f) The filing by Tenant of any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar actions), either in state or federal court;

     (g) The filing against Tenant of any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar actions), either in state or federal court; which is not dismissed within sixty (60) days.

     (h)  Failure to comply with Section 4.02 Hazardous Waste and Related
          Matters.

Upon the occurrence of any Event of Default, Landlord shall be entitled by written notice to the Tenant to either (i) terminate the Term hereof or (ii) to terminate Tenant's right to possession or occupancy only, without terminating the Term of this Lease. Unless the Term is specifically terminated by notice in writing, it shall be assumed that the Landlord has elected to terminate possession only, without terminating the Term.

The remedies of terminating the Term or of terminating possession shall be in addition to and not in limitation of any rights otherwise available to the Landlord and the exercise of any rights on default shall not preclude the exercise of any other rights available to the Landlord at law or in equity.

SECTION 12.02 - LANDLORD'S RIGHTS ON TERMINATION OF TERM OR POSSESSION

Upon any termination of the Term hereof, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession or occupancy only, without terminating the Term hereof, Tenant shall surrender possession and vacate the Demised Premises and shall deliver possession thereof to the Landlord; and Tenant hereby grants to Landlord full and free license to enter into and upon the Demised Premises in such event and with or without process of law to repossess the Demised Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying the Demised Premises and to remove therefrom any and all property. Except as otherwise expressly provided in this Lease, Tenant hereby expressly waives the service and demand for payment of rent or for possession of the Demised Premises or to re-enter the Demised Premises, including any and every form of demand and notice prescribed by any statute or any other law.

If Landlord elects to terminate Tenant's right to possession only as above provided, without terminating the Term hereof, Landlord at its option may enter into the Demised Premises, remove Tenants's property and other evidences of tenancy and take and hold possession thereof without such entry and possession terminating the Term hereof and without releasing Tenant from its obligation to pay rents herein reserved for the full Term hereof. Upon and after entry into possession without terminating such obligations, Landlord may, but shall be obligated to the extent required by North Carolina State Law, relet the Demised Premises, or any part for the account of Tenant to any person, firm or corporation other than Tenant for such rent, for such time, and upon such terms as Landlord in its sole discretion shall determine. If any rent collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay monthly the full amount of the rent herein reserved, (including Monthly Minimum Rents, Adjusted Monthly Minimum Rents, Additional Rents, and other charges), and not theretofore paid by Tenant, together with the costs of any repairs, alterations, or redecoration necessary for such reletting, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand, and if the rent so collected from such reletting is more than enough to pay the full amount of the rents reserved hereunder and all of the aforementioned costs, Landlord shall be entitled to retain such excess. Notwithstanding any termination of the right to possession without termination of the Term, the Landlord expressly reserves the right, at any time after the termination of possession, to terminate the Term of this Lease by notice of such termination to Tenant.

Tenant, upon expiration or termination of this Lease, either by lapse of time or otherwise, agrees peaceably to surrender to Landlord the Demised Premises in broom-clean condition and in good repair. In the event Tenant shall fail to leave the Demised Premises upon expiration or termination of this Lease, Landlord, in addition to all other remedies available to it hereunder, shall have the right to receive, as rents for all the time Tenant shall so retain possession of the Demised Premises, or any part thereof, an amount equal to One Hundred Fifty Percent (150%) of the Monthly Minimum Rent and Additional Rents specified in Sections 1.04, in Article 2 or otherwise in this Lease, as applied to such period.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

SECTION 13.01 - ASSIGNMENT OF LEASE - SUBLEASE

Tenant may not assign or encumber this Lease, and may not sublet any part or all of the Demised Premises without the written consent of Landlord, which Landlord may not unreasonably withhold or delay. Landlord's consideration or reasonableness may include the assignee or sublessee's compatability with existing tenants and the compatability of leasing space to new tenants. Any assignment or sublease to which Landlord may consent (one consent not being any basis to contend that Landlord should consent to a further change) shall not relieve Tenant of any of its obligations hereunder. In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency, or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be a agent of Landlord, and Tenant expressly recognizes that Landlord's title is paramount, and that it can do nothing to affect or impair Landlord's title.

SECTION 13.02 - QUIET ENJOYMENT

If Tenant promptly and punctually complies with each of its obligations hereunder, it shall peacefully have and enjoy the possession of the Demised Premises during the Term hereof, providing that no action of Landlord in work in other space in the Building, or in repairing or restoring the Demised Premises, shall be deemed a breach of this covenant, or give Tenant any right to modify this Lease either as to Term, rent payable, or other obligations to perform. However, Landlord shall not be responsible or liable to Tenant for injury or damage resulting from acts or omissions of persons occupying property adjacent to the Demised Premises or any part of the Building in which the Demised Premises are a part, or for injury or damage resulting to Tenant or its property from bursting, stoppage or leaking of water, gas, sewer or steam pipes, except where such loss or damage arises from the willful misconduct of Landlord.

SECTION 13.03 - SECURITY DEPOSIT

Landlord shall retain the Security Deposit as additional security for the performance by Tenant of each of its obligations hereunder. If Tenant fails at any time to perform its obligations, Landlord may at its option apply said deposit or so much thereof as is required, to cure Tenant's default, but if prior to the termination of this Lease, Landlord depletes said deposit in whole or in part, Tenant shall immediately restore the amount so used by Landlord, the obligation to so restore to be regarded as the obligation to pay Additional Rent. This deposit shall not bear interest, and unless the Landlord uses the same to cure a default of Tenant, or to restore the Demised Premises to the condition that Tenant is required to leave them at the conclusion of the Term, Landlord shall, within thirty (30) days of the termination of the Lease, refund to Tenant, so much of the deposit as it continues to hold. If Landlord transfers its interest in the Premises during the Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

SECTION 13.04 - NOTICES

Any notices which Landlord or Tenant is required or desires to give to the other shall be deemed sufficiently given or rendered if, in writing, delivered personally, or sent by certified or registered mail, postage prepaid, to the address listed after the respective signatures on the last page of this Lease.

Any notice given herein shall be deemed delivered when the return receipt therefore is signed, or refusal to accept the mailing by the addressee is noted thereon by the postal authorities.

SECTION 13.05 - LIABILITY OF LANDLORD

In the event Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed. Tenant covenants and agrees to look solely to Landlord's estate and interest in the Demised Premises and the Building in which the Demised Premises are located for any recovery of money judgment from Landlord from and after the date of this Lease Agreement. Nothing herein shall be construed to waive or limit any right of recovery which Tenant may have against Landlord's General Partner.

SECTION 13.06 - SALE BY LANDLORD

The Landlord may at any time assign or transfer its interest as Landlord or may sell or transfer its interest in the property of which the Demised Premises is a part. The term Landlord as used in this Lease so far as the covenants and obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of the Demised Premises at the time in question and in the event of any transfer or conveyance of the Landlord's title to such property, other than by an assignment for security only, the grantee shall automatically be substituted and the grantor shall automatically be released from any and all liability arising with respect to the performance of any covenants or obligations after the effective date of any such sale.

SECTION 13.07 - BROKERAGE

Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease and covenants to pay, hold harmless and indemnify Landlord from and against, any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof.

SECTION 13.08 - ROOF AND WALLS

Landlord shall have the exclusive right to use all or any part of the roof of the Building for any purpose; to erect other structures over all of any part of the Building; and to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Demised Premises, provided that access to the Demised Premises shall not be denied nor shall the Tenant's exterior glass be diminished or view be reduced.

SECTION 13.09 - SPECIAL PROVISIONS - EXHIBIT C

Notwithstanding any contrary provisions hereof, the provisions, if any contained within Exhibit C constitute special provisions and agreements of the parties which shall supersede any provisions of this Lease which are inconsistent with the provisions stated within Exhibit C.

SECTION 13.10 - GENERAL RULES FOR INTERPRETING THIS LEASE

Headings of paragraphs are for convenience only and shall not be considered in construing the meaning of the contents of such paragraph.

The acceptance of rentals and other payments by Landlord for any period or periods after an Event of Default shall not be deemed a waiver of any rights on the part of the Landlord to terminate this Lease for any other Event of Default. No waiver by Landlord of any of the terms or conditions of this Lease shall be construed as a waiver by Landlord of any subsequent Event of Default.

The invalidity of any provision of this Lease shall not have any effect on the balance hereof.

Should Landlord or Tenant institute any legal proceedings against the other for breach of any provision herein contained, and prevail in such action, the non-prevailing party shall in addition be liable for the reasonable costs and expenses of the prevailing party, including its reasonable attorney's fees.

This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

This Lease is executed with the express intent and understanding that it shall supersede any and all prior discussions and or agreements between the parties hereto, it being understood and agreed that the Lease contains the entire understanding and agreement concerning the Lease of the Demised Premises described herein.

Changes and amendments to this lease shall be in writing signed by the party affected by such change or amendment.

This Lease may not be recorded without Landlord's prior consent, but Tenant agrees on request of Landlord to execute a memorandum hereof for recording purposes.

The singular shall include the plural, and the masculine or neuter includes the other.

This Lease shall be construed under the laws of the State of North Carolina.

SECTION 13.11 - LANDLORD'S SECURITY INTEREST

Upon an Event of Default, in addition to any lien for rent available to the Landlord, the Landlord shall have, and the Tenant hereby grants to the Landlord, a continuing security interest for all rent and other sums of money becoming due hereunder from the Tenant, upon all of the Tenant's accounts receivable, inventory, equipment and all other personal property located on the Demised Premises, none of which may be removed from the Demised Premises without the Landlord's express, written consent so long as any Rent or other such sums from time to time owed to the Landlord hereunder remains unpaid or another uncured Event of Default has occurred. On the occurrence of an Event or Default, the Landlord shall have, in addition to any other remedies provided herein or by law, all of the rights and remedies afforded to secured parties under the provisions of the Uniform Commercial Code, as codified in North Carolina (hereinafter referred to as "the Code"), including by way of example rather than of limitation (a) the right to sell the Tenant's said property at public or private sale upon ten (10) days' notice to the Tenant, and (b) the right to take possession of such property without resort to judicial process in accordance with the provisions of Section 9-503 of the Code. The Tenant shall, on its receipt of a written request therefore from the Landlord, execute such financing statements and other instruments as are necessary or desirable, in the Landlord's judgment, to perfect such security interest.

Landlord agrees that its security interest will be subordinate to that of any bank, and will execute any instruments reasonably necessary to satisfy the bank of such subordination.

SECTION 13.12 - CONSTRUCTION OF THE BUILDING BY LANDLORD

Section 1.02 of this Lease provides that the Commencement Date of this Lease shall be the earlier of the date that the Tenant takes possession of any of the Demised Premises or the date that the Demised Premises is substantially complete. The parties hereto acknowledge that the Building to contain the Demised Premises has not been constructed but is scheduled for completion of construction on or about April 1, 1996. However, the parties hereto recognize that the Landlord cannot guarantee to Tenant that the Building will be constructed in time for a April 1, 1996 Commencement Date. Therefore, the parties agree that the April 1, 1996 date set forth in Section 1.02 shall, at the election of the Landlord, be extended for the following periods of time:

     (a) A period not to exceed thirty (30) calendar days, such period or periods to be determined by Landlord in its sole discretion plus

     (b) a period of time equal to the period of time that the completion of construction of the Building by March 1, 1996 was delayed by Force Majeure or other reasons beyond the Landlord's control; provided that such period of time under this Subsection (b) shall not exceed forty-five (45) calendar days. For purposes of this Lease the term Force Majeure shall mean acts of God, any weather that delays construction, strike, lockouts or other industrial disturbances, acts of the public enemy, orders of any kind of the Government of the United States or of any state or any civil or military authority, insurrections, riots, epidemics, landslides, lightening, earthquakes, fires, hurricanes, storms, floods, washouts, droughts, arrest, restraining of government and people, civil disturbances, explosions, partial or entire failure of utilities, shortage of labor, material supplies, transportation, or any other similar or different cause not reasonably in the control of the Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in duplicate originals as a sealed instrument, all as of the day and year first above written.

LANDLORD:

Southport Business Park Limited Partnership, (SEAL)

a North Carolina Limited Partnership

                         BY:  /s/ Robert T. Karp        (SEAL)
                              Robert T. Karp, Agent for the General Partner

                         ADDRESS FOR LANDLORD FOR NOTICES UNDER LEASE:

                         SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP
                         101 Southcenter Court, Suite 1100
                         Morrisville, NC  27560

                         GENERAL COUNSEL
                         General Investment & Development Co.
                         600 Atlantic Avenue, Suite 2000
                         Boston, MA  02210

--------------------------------------------------------------------------------

TENANT:

---------------------------------
HERE INSERT CORRECT TENANT NAME

                         BY: /s/ Robert L. Pickens      (SEAL)
                                     President

[CORPORATE SEAL]

                         ATTEST:

                         BY: /s/ Nina Jo C. Rutledge     (SEAL)

                                     (Asst.) Secretary

                         ADDRESS FOR TENANT FOR NOTICES UNDER THIS LEASE:

                         Interactive Magic
                         215 Southport Drive
                         Suites 1000-1400
                         Morrisville, N.C. 27560


                         (IF NONE SPECIFIED, THE ADDRESS OF THE
                         LEASED PREMISES SHALL BE THE ADDRESS FOR
                         ALL NOTICES.)

--------------------------------------------------------------------------------

EXHIBIT A - DEMISED PREMISES

Exhibit A is a drawing showing the Demised Premises and its location within the Building.

EXHIBIT B - DESCRIPTION OF LANDLORD'S WORK

Landlord's Work shall consist of upfitting the space in accordance with plans and specifications approved by Landlord and Tenant, copies of which will be attached as a part of Exhibit B.

Tenant will pay Landlord $5,000.00 for the construction of the one (1) private restroom adjacent to one of the front executive offices. Payment shall be due and payable no later than thirty (30) days after Commencement Date as denied in Section 1.02 of the Lease.

EXHIBIT C - SPECIAL PROVISIONS

In the event the Landlord and Tenant agree to any special provisions, the special provisions shall be listed on this Exhibit C.




1.  Signage

    Landlord shall provide Tenant a $1,000.00 allowance for a building facia sign. Landlord shall provide the glass storefront, suite signage and one dock sign at no expense to the Tenant. The signage shall conform to the existing signage criteria and is subject to Landlord's approval.

2.  Parking

    Landlord shall provide sixty five (65) Unassigned Parking (stripped) Spaces which surround the Building as shown on Exhibit A attached hereto.

3.  Guaranty

    A personal guaranty for this Agreement is attached hereto as Exhibit F.

4.  Termination of other leased space

    Upon the Commencement Date of this Lease and the vacancy of space located at 140 Southcenter Court, Suite 800 Morrisville, N.C., Landlord and Tenant agree to execute an amendment to terminate space leased by Tenant from Landlord at approximately 6314 square feet located at 140 Southcenter Court, Suite 800, Morrisville, N.C.

EXHIBIT D - TENANT ESTOPPEL CERTIFICATE

TO:

RE:       Property Address:   __________________________________
                              __________________________________

Current Lease Date _____________________________________________
           Between _____________________________________________
               and _____________________________________________
         Suite No. ____ Square Footage _____("Demised Premises")

Ladies and Gentlemen:

     The undersigned is the Tenant under the above-referenced Lease (said Lease, together with any and all amendments thereto, hereinafter the "Lease"). The undersigned, acknowledging that __________________ will rely on the representations and agreements below in granting a loan to the Landlord, repayment of which shall be secured by, inter alia, a mortgage upon the property of which the Demised Premises are a part, hereby acknowledges, certifies and represents to ______________________ that:

     1) A true, accurate and complete copy of the Lease is attached hereto. The Lease represents the entire understanding between Landlord and Tenant with respect to the leasing of the Demised Premises.

     2) There is no prepaid rent, except $____________, and the amount of Security Deposit is $______________.

     3) We took possession of the Demised Premises on ________ ___________ and commenced to pay rent on _______________________ in the amount of
$_________________. Rent was last paid on ___________, and has been paid through
________________________.

     4) The current Lease terminates on ______________________ and we have the following renewal option(s) ________________________________________________
______________________________________________________________________________.
We have no right to acquire or purchase the Demised Premises, or any portion of the above-referenced property or interest therein.

     5) All work to be performed for us under the Lease has been performed as required and has been accepted by us, except ________________________________
______________________________________________________________________________.

     6) The Lease is in full force and effect, and free from default by Landlord. We have no offsets or claims against Landlord, whether against rental and/or other charges payable by Tenant under the Lease, or otherwise.

     7) The undersigned has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of said lease or of the rent received herein except to use, except
______________________________________________________________________________.

     8) The Demised Premises are being used only for the purpose as described in said Lease.

     If we are a corporation, the undersigned is a duly appointed officer of the corporation signing this certificate and is the incumbent in the office indicated under his/her name. In any event, the undersigned individual is duly authorized to execute this certificate.

     Executed under seal this ____ day of _______________, 19__.

                                        TENANT:

                                        By:_____________________________

                                        Title:__________________________

EXHIBIT E - ATTORNMENT, SUBORDINATION AND NON-DISTURBANCE AGREEMENT

     ATTORNMENT, SUBORDINATION AND NON-DISTURBANCE AGREEMENT

     THIS AGREEMENT made this _______ day of ________________, 1993, by and among:

MORTGAGEE:

LESSEE:             ____________________ Inc.
                    ___ Southport Drive, Suite ___
                    Morrisville, NC  27560

                         and

OWNER:              Southport Business Park Limited Partnership
                    600 Atlantic Avenue, Suite 2000
                    Boston, Massachusetts  02210

     WHEREAS:

     (1) Southport Business Park Limited Partnership ("Landlord") is the owner of the property described in Exhibit A attached hereto and incorporated herein by reference (the "Building");

     (2) _____________________________ ("Mortgagee") has made a loan to
Landlord, and such loan is secured by a mortgage on the Building (the
"Mortgage");

     (3) By Lease dated _______________________, (the "Lease"), the Landlord, as Lessor, leased to ____________, Inc. (the "Tenant") a portion of the Building or the improvements located thereon ("Demised "Premises") for a term of __________ (__) years [with _______ (__) options to extend said lease term for an additional period of ______ (__) years each so that the total or aggregate number of possible lease years under said Lease is a total of _______ (__) years], at the rental and upon the terms and conditions set forth in said Lease;

     (4) Mortgagee desires to assure the Tenant possession of the Demised Premises upon the terms and conditions set forth in the Lease for the entire original term and any optional renewal term therein provided without regard to any default under the terms of the Mortgage between Landlord and Mortgagee;

     (5) Tenant desires to assure Mortgagee that Tenant will attorn to the Mortgagee under the circumstances set forth in this Agreement and under the Lease;

     (6) Mortgagee desires to assure Tenant that its possession of the Demised Premises and rights under the Lease will not be disturbed so long as Tenant is not in default under the Lease or the terms of this Agreement;

     (7) Tenant has agreed to subordinate the Lease and its interest therein to the Mortgage.

     NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) in hand paid by each of the parties herein to the other, of other good and valuable consideration, and of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the Mortgagee, Tenant and Landlord covenant and agree as follows:

     1.   TENANT TO ATTORN TO MORTGAGEE

     (a) In the event that the Mortgagee shall succeed to the interest of Landlord under the Lease, the Lease shall continue with the same force and effect as if the Mortgagee, as lessor, and the Tenant had entered into a Lease for a term equal to the then unexpired term of the Lease, containing the same terms, conditions and covenants as those contained in the Lease, including, but not limited to, any rights of renewal therein, and the Tenant shall be bound to the Mortgagee under all of the provisions of the Lease for the remaining term thereof with the same force and effect as if the Mortgagee were the lessor under the Lease, and the Tenant hereby attorns and agrees to attorn to the Mortgagee as its landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of either of the parties hereto immediately upon the succession of Mortgagee to the interest of Landlord under the Lease. The Tenant shall be under no obligation to pay rent to the Mortgagee until the Tenant receives written notice from the Mortgagee that an Event of Default under the Deed of Trust, Security Agreement and Financing Statement (hereinafter "Deed of Trust") or other Collateral Documents (as defined in the Construction Loan Agreement) has occurred, or that it has succeeded to the interest of the Landlord under the Lease. The Landlord agrees that, upon receiving such notice from Mortgagee, Tenant shall pay all rents directly to Mortgagee without any liability therefor to Landlord; provided, however, that if Landlord in good faith disputes that such an Event of Default has occurred, Landlord may promptly notify in writing Tenant and Mortgagee, and, upon receipt of such notice, Tenant shall thereafter deposit all rents into an appropriate court having jurisdiction over the Demised Premises, with notice of such deposit to Mortgagee and Landlord (and in such event Landlord consents for the court to remit to Mortgagee from such deposit the debt service required under the Mortgage). Nothing contained herein shall in any manner limit or restrict the right of Mortgagee to have a receiver appointed or to seek any other appropriate relief or remedy under the Deed of Trust, or other related Collateral Documents. The respective rights and obligation of the Tenant and the Mortgagee upon such attornment and their relationship shall be as tenant and landlord respectively, for the remaining term of the Lease, including any renewal periods set forth in said Lease;

     (b) Tenant agrees that it will not, without the express written consent of Mortgagee, prepay any minimum rental under the Lease to Landlord in excess of two (2) month's advance minimum rental; and

     (c) In the event that the Mortgagee shall succeed to the interest of the Landlord under the Lease, the Mortgagee agrees to be bound to the Tenant under all of the terms, covenants and conditions of the Lease; provided, however, that Mortgagee shall not be:

      (i) liable for any act of omission of any prior landlord (including the Landlord); or

      (ii) subject to any offsets not specifically provided for in the Lease which the Tenant might have or thereafter have against any prior landlord (including the Landlord); or

      (iii) bound by any prepayment of more than two (2) month's minimum rental under the Lease to any prior landlord (including the Landlord); or

      (iv) bound by an amendment, modification or surrender of the Lease made without its consent.

     2.   MORTGAGEE'S RIGHT TO PROCEED AGAINST LESSEE.

     In the event the Mortgagee succeeds to the interest of the Landlord under the Lease, the Mortgagee shall have the same remedies by entry, action or otherwise for the nonperformance of any agreement contained in the Lease, for the recovery of rent, for the doing of any waste or for any other default, as Landlord had or would have had if the succession had not taken place, and this right shall exist whether or not the Lease is formally terminated; in any such action, Tenant waives the necessity of Landlord being made a party to such proceeding.

     3.   RIGHT OF MORTGAGEE TO CURE DEFAULTS.

     If any default shall occur under the Lease on the part of the Landlord, which would give Tenant the right (or under which Tenant might claim the right) to cancel or terminate the Lease, Tenant shall promptly give notice thereof to Mortgagee, and Mortgagee shall have thirty (30) days from the date of such notice to cure any such default, or if such default is not reasonably capable of being cured in such period of time, Mortgagee shall have the right within such time to commence remedying such default and shall proceed diligently to complete the same. In the event any such default is so cured, or Mortgagee has promptly and properly commenced such cure, the Lease shall not be deemed to be in default, and Lessee's duties thereunder shall continue unabated. Nothing herein shall be deemed to be a duty on the part of Mortgagee to cure any such default, but only a right on its behalf to do so.

     4.   SUBORDINATION.

     The Lease, and all rights of Tenant thereunder, are and shall be subject and subordinate in all respects to the Mortgage, to each and every advance made of hereafter to be made under the Mortgage, and to all renewals, modifications, consolidations, replacements and extensions of the Mortgage.

     5.   NON-DISTURBANCE PROVISIONS.

     In the event the Mortgage shall be foreclosed, or in the event Mortgagee otherwise succeeds to the interest of the Landlord under the Lease, and provided that Tenant is not then in default under the Lease, the Lease shall not terminate on account of such foreclosure or other such succession, by operation of law or otherwise, so long as the Tenant continues to pay the rents reserved in the Lease and otherwise does not become in Default under the Lease.

     6.   MORTGAGEE'S APPROVAL OR CONSENT.

     Whenever Mortgagee's consent or approval under the Lease is required, Mortgagee agrees to not unreasonably withhold or delay such consent, and it is understood and agreed that Mortgagee shall not be deemed to have unreasonably withheld such consent or approval, wherein Mortgagee's reasonable discretion to give such approval or consent would reduce the value, decrease the size or impair the structural integrity of the Demised Premises and/or the Building, or otherwise impair the security granted under the Mortgage.

     7.   SURVIVAL.

     This instrument shall survive any foreclosure of the Demised Premises, or any other succession by Mortgagee to the interest of the Landlord with respect to the Demised Premises, and shall remain in full force and effect until the end of the Lease term and all exercised optional extension periods, or until satisfaction of the Mortgage and all renewals, modifications, consolidations, replacements, and extensions of the Mortgage, whichever shall first occur.

     8.   APPROVALS.

     The Landlord has joined in this Agreement for the purpose of expressing its consent and agreement to be bound by the provisions hereof.

     9.   NOTICES.

     All notices or demands hereunder shall be sufficient if sent by United States registered or certified mail, postage prepaid, addressed as follows:

If to Mortgagee:    _______________________________________
                    _______________________________________
                    _______________________________________

If to Tenant:       ______________, Inc.
                    _____ Southport Drive, Suite ______
                    Morrisville, NC  27560

                                    and

If to Landlord:     Southport Business Park Limited Partnership
                    600 Atlantic Avenue, Suite 2000
                    Boston, Massachusetts  02210

                                    and

                    Southport Business Park Limited Partnership
                    101 Southcenter Court, Suite 1100
                    Morrisville, North Carolina  27560

or such other address as any party may hereafter designate in writing to the other.

     10.  BINDING EFFECT.

     This Agreement and all of the covenants, terms, conditions and obligations herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Attornment, Subordination, and Non-Disturbance Agreement to be executed effective on the day and year first above written.

                                   MORTGAGEE:

WITNESS:

_______________________            By:  ________________________________________

                                   Its: ________________________________________

                                   TENANT:

                                   __________________, INC.

ATTEST:                            By:  ________________________________________
                                             XXXXXXXXXXXXXXXXXXX

_______________________            Its: President

                                   LANDLORD:

                                   SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP, a limited partnership

ATTEST:

_______________________            By:  ________________________________________
                                   Its: General Partner

EXHIBIT F - GUARANTY
____________________

                               GUARANTY OF LEASE

     WHEREAS, SP Enterprises, Inc., d/b/a Interactive Magic, a Maryland corporation with a principal place of business at 215 Southport Drive, Suites 1000 - 1400, Morrisville, N.C. 27560 ("Tenant") is desirous of entering into a lease with Southport Business Park Limited Partnership, a North Carolina
Limited Partnership, with a principal place of business at 101 Southcenter Court, Morrisville, North Carolina ("Landlord"), for the premises located at Suites 1000-1400, 215 Southport Drive, Morrisville, North Carolina ("Premises");

    WHEREAS, Guarantor has requested that Landlord enter into the Lease with Tenant and has represented to Landlord that Guarantor shall derive benefit from the Lease; and

    WHEREAS, Landlord has refused to enter the said lease unless Guarantor (as defined below) guaranty Tenant's performance under the Lease in the manner hereinafter set forth herein.

    NOW, THEREFORE, to induce Landlord to enter into the Lease, which Lease is dated this day and is being executed simultaneously herewith, the undersigned, J. W. Stealey residing at 8120 Perry Maxwell Circle, Sarasota, FL 34240 ("Guaantor") hereby agrees that:

1. (a) The Guarantor unconditionally guaranties to the Landlord and the successors and assigns of Landlord the full and punctual performance and observance, by Tenant, of all the terms, covenants, and conditions in the Lease contained on Tenant's part to be kept, performed or observed. This Guaranty shall include any liability of Tenant which shall accrue under the Lease for any period preceding as well as any period following the term of the Lease. The Guarantor waives notice of any breach of default by Tenant.

    (b) If, at any time, default shall be made by Tenant in the performance or observance of any of the terms, covenants or conditions in the Lease contained on Tenant's part to be kept, performed or observed, Guarantor will keep, perform and observe the same, as the case may be, in place and stead of Tenant.

2. Any act of Landlord, or the successors or assigns of Landlord, consisting of of a waiver of any of the terms or conditions of the Lease or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder.

3. The obligations of Guarantor hereunder shall not be released by Landlord receipt, application or release of security given for the performance and observance of covenants and conditions in the Lease contained on Tenant's part to be performed or observed; nor by any modification of the Lease, but in case of any such modification the liability of Guarantor, shall be deemed modified in accordance with the terms of any such modification of the Lease.

4. The liability of Guarantor, hereunder shall in no way be affected by (a) the release or discharge of Tenant in any creditors', receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's said liability under the lease, resulting from the operation of any present or future provision of the Bankruptcy code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the lease in any such proceedings, (d) the assignment or transfer of the lease by Tenant; (e) any disability or other defense of Tenant, or (f) the cessation from any cause whatsoever of the liability of Tenant.

5. Until all the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor;

(a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder, (b) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to the Landlord under the Lease.

6. This Guaranty shall apply to the Lease, any extension or renewal thereof and to any holdover term following the term hereby granted or any extension or renewal thereof.

7. If on the third anniversary date of the date that Tenant occupies the Demised Premises Tenant is not in default under the Lease, Tenant and Guarantor may in writing request that Landlord release Guarantor from this Guaranty. Landlord shall release Guarantor if the following minimum conditions have been satisfied at the time of such request;

     (a) The Tenant had complied with the terms, covenants and conditions of the Lease during the term thereof and had not been delinquent in the payment of rent or other sums due thereunder;

     (b) The Guarantor had complied the terms, covenants and conditions of this Guaranty and had not been delinquent in the payment of any sum hereunder;

     (c) At the time of the request for release, Tenant has submitted to Landlord current financial statements audited by certified public accountants reasonably satisfactory to Landlord showing, using general accounting principles consistently applied, that (i) the ratio of Tenant's current assets to its current liabilities is at least 1.5 to 1 and (ii) Tenant has cash or marketable securities on hand of at least $500,000.

8.   This is a guaranty of payment and performance and not collection.

9. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Landlord.

     IN WITNESS WHEREOF, Guarantor has hereunto set his hand and seal the day of 30 November, 1995.


                                    /s/ J.W. Stealey
                                    -----------------------------------------
                                    J. W. Stealey              (Seal)
State of North Carolina
         --------------------
County of Wake
         --------------------
I, Audrey Renfrow Moss, a Notary Public of Wake
County, _______________________, do hereby certify that J.W. Stealey personally came before me on this day and acknowledged the foregoing instrument was signed by him.

Witness my hand and notarial seal this 30 day of November, 1995.
                                       ---       ---------
                        /s/ Audrey Renfrow Moss
                        ----------------------------------------
                                    Notary Public
(NOTARY SEAL)

My commission expires: My Commission Expires Feb. 15, 2000
                      -----------------------------------------------

                               LEASE AMENDMENT #1

     THIS AMENDMENT #1 TO LEASE made the 7th day of February
                                         ---        ----------
1996, by and between Southport Business Park Limited Partnership (Landlord), and SP Enterprise, Inc. d/b/a Interactive Magic, a Maryland corporation (Tenant).

                                  WITNESSETH:

     WHEREAS, Landlord and Tenant entered into a certain lease ("Lease") dated as of December 4, 1995, for certain premises located at 215 Southport Drive, Suites 1000-1400, Morrisville, Wake County, North Carolina ("Demised Premises"), the Demised Premises being more particularly described in the Lease, and

     WHEREAS, Landlord and Tenant desire to modify the terms of the Lease:

     NOW, THEREFORE, in consideration of the premises contained herein, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, the parties agree:

     A. to amend the Lease by the following:


           1. Page Three - Section 1.02-Term of The Lease Delete the following:
              -----------------------------------------------------------------
              "Subject in all respects to the terms, limitations, conditions and agreements contained herein, the term of this Lease (herein referred to as the "Term") shall commence on the date that Tenant takes possession of any part of the Demised Premises which is expected to be March 1, 1995 and shall terminate (unless extended as herein provided) at midnight on February 28, 2001."

              And insert in its place the following:
              ---------------------------------------

              "Subject in all respects to the terms, limitations, conditions and agreements contained herein, the term of this Lease (herein referred to as the "Term") shall commence on the date that Tenant takes possession of any part of the Demised Premises which is expected to be April 1, 1995 and shall terminate (unless extended
                             -------------
              as herein provided) at midnight on March 31, 2001."
                                                 --------------

           2. This amendment shall become effective upon the above mentioned date in the opening paragraph.


     Except as herein amended, the terms and conditions of said Lease dated December 4, 1995, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed the date and year first above written.

WITNESS:                       LANDLORD:


                               SOUTHPORT BUSINESS PARK
                               LIMITED PARTNERSHIP

                               By: /s/ Robert T. Karp (Seal)
    ______________________        _____________________________________
                                             Robert T. Karp
                               Title: Agent for the General Partner


                               TENANT:

                               SP Enterprises, INC.
                               d/b/a Interactive Magic

(CORPORATE SEAL)
                               By: /s/ Robert L. Pickens  (Seal)
                                   -------------------------------------------
                                            Robert L. Pickens
                               Title:       President


                               Attest:
                               By: /s/ Nina Jo C. Rutledge
                                   -------------------------------------------
                                            Asst.
                               Title: Secretary



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